Exhibit 99.1

MIRATI THERAPEUTICS ANNOUNCES CHANGE IN EXECUTIVE LEADERSHIP

SAN DIEGO — June 22, 2016 — Mirati Therapeutics, Inc. (NASDAQ: MRTX) today announced that Mark Gergen will step down as Executive Vice President and Chief Operations Officer to pursue other opportunities, transitioning over the coming months.

“We want to thank Mark for his important contributions and leadership over the past three years during a critical period for the Company, and wish him all the best in his next endeavor,” said Charles M. Baum, M.D., Ph.D., president and CEO.

“We will continue to focus on our targeted oncology approach with glesatinib and sitravatinib, where we have demonstrated clear clinical benefit,” continued Baum.  “The remainder of 2016 will be dedicated to establishing clinical efficacy in these programs.”

As part of the transition, current Board chairman Rodney Lappe, Ph.D., will assume the role of Executive Chairman, acting as an advisor to the management team.

“We strongly believe in the Company and their scientific approach to oncology and we fully support the management team as they drive ongoing programs to critical clinical milestones in 2016,” said Lappe.

About Mirati

Mirati Therapeutics develops molecularly targeted therapies intended to treat cancer by combining the three most important factors in oncology drug development: 1) researching and developing drug candidates that target genetic and epigenetic drivers of cancer as single agents and in combination, including combination with immune therapy, 2) designing creative and agile clinical development strategies that select for patients whose tumors are dependent on specific driver alterations, and 3) leveraging a highly accomplished oncology precision medicine leadership team. The Mirati team uses a blueprint proven by their prior work for developing potential breakthrough cancer therapies with accelerated development paths to improve outcomes for patients. Mirati is advancing three drug candidates through clinical development for multiple oncology indications. More information is available at www.mirati.com.

Forward Looking Statements

Certain statements contained in this news release, other than statements of fact that are independently verifiable at the date hereof, contain “forward-looking” statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve significant risks and uncertainties. For more detailed disclosures and discussions regarding such forward looking statements, please refer to Mirati’s filings with the U.S. Securities and Exchange Commission (“SEC”), including without limitation Mirati’s filings on Forms 10-K, 10-Q, and 8-K. Forward looking statements are based on the current expectations of management and upon what management believes to be reasonable assumptions based on information currently available to it. Such statements can usually be identified by the use of words such as “may,” “would,” “believe,” “intend,” “plan,” “anticipate,” “estimate,” “expect,” and other similar terminology, or by statements that certain actions, events or results “may” or “would” be taken, occur or be achieved. Such statements include, but are not limited to, statements regarding Mirati’s development plans and timelines, potential regulatory actions, expected use of cash resources, the timing and results of clinical trials, and the potential benefits of and markets for Mirati’s product candidates. Forward looking statements involve significant risks and uncertainties and are neither a prediction nor a guarantee that future events or circumstances will occur. Such risks include, but are not limited to, potential delays in development timelines or negative clinical trial results, reliance on third parties for development efforts, changes in the competitive landscape, changes in the standard of care, as well as other risks described in Mirati’s filings with the SEC. We are including this cautionary note to make applicable, and to take advantage of, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The information in this news release is given as of the date above and Mirati expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Contacts:
Marcy Graham	Jesse Baumgartner
Mirati Therapeutics Inc.	Stern Investor Relations
Vice President, Investor Relations and	Senior Associate
Corporate Communications	(212) 362-1200
(858) 332-3557	jesse@sternir.com
grahamm@mirati.com

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